Exhibit A
Tier Level

Tier I Participants	Tier II Participants
Chief Executive Officer	Chief Financial Officer* General Counsel* Chief Human Resources Officer Chief Information Officer Business Unit Presidents

Termination Multipliers and Periods

Participation Tier	Non-COC Multiplier	Non-COC Period	COC Multiplier	COC Period
I	1.5	18 months	2	24 months
II	1	12 months	1.5	18 months

*Termination Multipliers and Periods for David G. Rice and Jay Goldbaum, the Corporation’s existing Chief Financial Officer and General Counsel, respectively, shall be as follows:

Participation Tier	Non-COC Multiplier	Non-COC Period	COC Multiplier	COC Period
*	1	12 months	2	24 months

1